SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 4)*

Delek US Holdings, Inc.
(Name of Issuer)

Common Stock, par value $.01 per share
(Title of Class of Securities)

24665A103
(CUSIP Number)

Jesse A. Lynn, Esq.
General Counsel
Icahn Enterprises L.P.
16690 Collins Avenue, Suite PH-1
Sunny Isles Beach, FL 33160
(305) 422-4131

(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

March 1, 2021
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box / /.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d‑7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

Item 1. Security and Issuer

The Schedule 13D filed with the Securities and Exchange Commission on March 19, 2020 (the “Schedule 13D”), by CVR Energy, Inc., IEP Energy LLC, IEP Energy Holding LLC, American Entertainment Properties Corp., Icahn Building LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Carl C. Icahn (collectively, the "Reporting Persons"), with respect to the shares of common stock, par value $0.01 per share (“Shares”), of Delek US Holdings, Inc. (the “Issuer”), is hereby amended to furnish the additional information set forth herein. All capitalized terms contained herein but not otherwise defined shall have the meanings ascribed to such terms in the Schedule 13D.

Item 4. Purpose of Transaction

Item 4 of the Schedule 13D is hereby amended to add the following at the end thereof:

On March 1, 2021, CVI sent a letter to the Issuer demanding, pursuant to Section 220 of the Delaware General Corporation Law, the right to inspect certain books and records of the Issuer, a copy of which is filed herewith as an exhibit and incorporated herein by reference.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CVR ENERGY, INC. AND AFFILIATES FROM THE STOCKHOLDERS OF DELEK US HOLDINGS, INC. FOR USE AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS OF DELEK US HOLDINGS, INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF DELEK US HOLDINGS, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CVR ENERGY, INC. AND AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 2021.

SIGNATURE

After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: March 1, 2021

CVR ENERGY, INC.

By: /s/ Tracy Jackson
Name: Tracy Jackson
Title: Executive Vice President and Chief Financial Officer

IEP ENERGY LLC
By: IEP Energy Holding LLC
By: American Entertainment Properties Corp., its sole member

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

IEP ENERGY HOLDING LLC
By: American Entertainment Properties Corp., its sole member

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

AMERICAN ENTERTAINMENT PROPERTIES CORP.

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

ICAHN BUILDING LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

ICAHN ENTERPRISES G.P. INC.

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

BECKTON CORP.

By: /s/ Irene March
Name: Irene March
Title: Vice President

/s/ Carl C. Icahn_____________
CARL C. ICAHN

[Signature Page of Amendment No. 4 to Schedule 13D – Delek US Holdings, Inc.]

March 1, 2021

By Federal Express and
Email: Denise.McWatters@delekus.com; legalnotices@delekus.com
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, Tennessee
Attention: Corporate Secretary
Dear Ladies and Gentlemen:

Calouste Gulbenkian was known as “Mr. 5%” during the first half of the 20th Century because of his ability to extract 5% ownership interests in a variety of Middle Eastern oil properties.  By the end of Gulbenkian’s life, those 5% interests had turned him into one of the richest men in the world.

But there were always questions about how Gulbenkian had received those 5% interests and whether they caused him to act in ways that were less than beneficial to some of his other partners. Thus, it is not surprising that few modern business entities compensate their executives that way.  Even fewer hand out both 5% interests as well as normal compensation to their CEOs.

Until this past August, Delek US Holdings, Inc. (together with its subsidiaries “Delek” or the “Company”), was one of these few. Indeed, Delek had its very own “Mr. 5%.”   Delek’s CEO, Ezra Uzi Yemin (together with his affiliates, “Mr. Yemin”), held a 5% interest in the general partner of Delek’s subsidiary, Delek Logistics Partners, LP (“Logistics”).  The reasons why Mr. Yemin was granted that interest are unclear since the Company has always paid him extremely well compared to the results of his management.  The following table lists his compensation from both the Company and Logistics between 2013 and 2019. The Company has not released the 2020 amounts yet:
Yemin’s Stated Compensation 2013-20191
2019	2018	2017	2016	2015	2014	2013	Total
9,060,908	2,993,948	12,168,871	4,157,775	4,766,080	6,413,840	7,447,985	47,009,407

1 The Company’s proxy statement for 2013 reported $1836 in compensation for Mr. Yemin’s general partnership interest in Logistics.  To avoid a possible double count, that amount is excluded from this table.

Forty-seven million dollars is a lot of money for seven years of service as the CEO of a small refiner with high overhead and numerous operating issues.  But it is only the start of the utter windfall that Mr. Yemin has received from 2013 and onward.  Specifically, it does not include the very large sums that Mr. Yemin received in his role as the Company’s Mr. 5%, which are discussed below.

For reasons that are not readily apparent, Mr. Yemin was also given a highly lucrative ownership interest in Logistics, despite the obvious conflicts of interest that presented.  That GP interest started at 1% and rapidly increased to 5%--perhaps to put Mr. Yemin on par with Calouste Gulbenkian himself.  The payments from that GP interest also rapidly increased over time, and Mr. Yemin benefited even further through the buyout of his 5% interest in 2020 for almost $21.4 million.
The Benefits of Being Mr. 5%
	2020	2019	2018	2017	2016	2015	2014	2013	Total
Yemin’s Interest	5%	5%	5%	5%	4.75%	4.25%	3.75%	3.00%
Payments to Yemin	22,319,900	1,674,600	1,288,850	939,850	590,758	213,053	70,613	23,550	27,121,174

Standing alone, these payments to Mr. Yemin were outrageous.  He already was receiving a very nice pay package as CEO and had no entitlement to be treated as another Gulbenkian.  But, as we have previously noted in our correspondence with the Company, during this time the Company dropped significant assets down to Logistics at what appear to be excessively low multiples.  This, in turn, increased Logistics’ operating cash flow, of which Mr. Yemin received 5% of the close to 30% the general partner received (including its IDR interests).  Thus, Mr. Yemin, as the Company’s Mr. 5%, received a direct cash reward for any value transferred by the Company to Logistics. It was a direct—and highly lucrative—conflict of interest for Delek’s Mr. 5%.

Then, in 2020, the Company finally appears to have realized that the IDR system that had been so valuable to Mr. Yemin personally, worked against its own long-term interests, and in August the Company and Logistics agreed to a transaction that eliminated it.  At the same time, Mr. Yemin’s 5% general partner interest was bought out.  The price paid, though, $21.4 million was staggeringly high. Indeed, it appears that the total amount that Mr. Yemin paid for that GP interest was $1.7 million—and that was made up of LP units that previously had been granted to him by Logistics.  In other words, Mr. Yemin, in essence, received the 5% in a very Gulbenkian manner—he got it for free.2 It is not clear why Mr. Yemin should have received any amount for the interest given the conflict involved with it.  Nor, apparently was the price established by ordinary commercial bargaining.  If that had occurred, Mr. Yemin’s 5% interest would have been subject to, at a minimum, the normal minority and lack of marketability discounts that inhere to illiquid minority interests.

Instead, it appears that Mr. Yemin was simply given what he wanted by a supine board of directors. Counting Yemin’s GP cash distributions over the years, and his payout of nearly $22 million, his total compensation from 2013 to date must have been on the close order of $75 million—which means that his 5% GP interest in Logistics provided Mr. Yemin with an approximate 60% addition to his already sky-high pay.  Even Calouste Gulbenkian might have been envious of this extraordinary double-compensation structure.

It is good to be a CEO who is also treated as Mr. 5%--especially when one gets that 5% interest for free.  The stockholders, however, fared far less well than Mr. Yemin, in part because they were the ones who paid for the fortune he received. The Company’s stock price is approximately the same as it was eight years ago, and even with dividends included, the return to stockholders has been extremely modest at best.

All of this raises severe questions both as to whether the Company’s board of directors and Mr. Yemin have been acting in a manner consistent with their fiduciary duties and whether the current directors are competent or even knew what Mr. Yemin’s total compensation was during these years.  Gulbenkian, of course, was famously reticent about keeping his partners informed about the amounts of money he was drawing.

The days of Mr. Yemin’s ability to take what he wants, however, are over.  As you know, CVR Energy Inc. (“CVI “) is the record holder of 100 shares of the Company’s common stock (“Common Stock”), and the beneficial holder of 10,911,880 shares of Common Stock (including the 100 shares of Common Stock of which CVI is the stockholder of record and 372,000 shares of Common Stock underlying a forward contract).

As you also know, CVI is conducting a proxy contest to elect three truly independent and competent directors to the Company’s board. The purpose of this demand is to:

(1)
allow CVI to gain access to more detailed information than exists in the public record to allow it to determine whether, as seems likely, Mr. Yemin and perhaps the other current directors have breached their fiduciary duties to the Company; and

(2)
provide such information (to the extent that its disclosure would not harm the Company) to the other stockholders to allow them to make their own decisions about the conduct of Mr. Yemin and the present directors.

In addition, while CVI believes that litigation is often an inefficient way to deal with breaches of fiduciary duty and/or incompetence and for that reason is pursuing a proxy contest, CVI reserves the right to bring action for any fiduciary breaches or other wrongdoing that it might uncover.  To the extent that CVI might lack standing to challenge some of those breaches, CVI seeks to provide such information to other stockholders who would have standing.  CVI is willing to enter into a standard confidentiality order before engaging in its inspection and will not release any confidential documents to third parties without approval of either the Company or the Court of Chancery of the State of Delaware or another court of competent jurisdiction.

As a holder of the Common Stock of the Company, CVI hereby demands, pursuant to §220 of Delaware’s General Corporation Law and the common law of the State of Delaware, the right to inspect and make copies of the following books and records of the Company:

Documents sufficient to establish:

1.
The total payments made by the Company or its affiliates to Mr. Yemin for each year from 2012 until the present (if such payments differ from the totals set forth on the Company’s yearly proxy statements).

2.	The total payments made to Mr. Yemin for each year from 2012 to the present for his interest in Logistics’ general partner.

3.	The economic terms of each drop down of assets to Logistics since January 1, 2018.

4.	The consideration by the board of directors and/or any committee thereof from January 1, 2018 of any of the subjects listed in categories 1-3 above.

5.
The consideration by the board of directors and/or any committee thereof from 2012 until the present of the effect that Mr. Yemin’s 5% interest might have on (i) Mr. Yemin’s other compensation; (ii) Mr. Yemin’s incentives; and (iii) the conduct of the Company’s business.

6.
The reasons for the August 2020 repurchase of Mr. Yemin’s general partner interest, the considerations given for the pricing of the repurchase, and in particular any board or committee minutes discussing such matters.

7.	The reasons why Mr. Yemin was initially granted the 5% general partner interest and all board of directors and committee discussions about such grant, and any other equity awards granted to Mr. Yemin.

8.
The amount of Mr. Yemin’s perquisites and expenses reimbursed by the Company from 2018 until the present including but not limited to any rental expenses, expenses for private airplanes and expenses for travel outside the United States.

9.
Any fairness opinions or materials related to conflicted transactions between the Company and Logistics, including materials held by the Company’s Board or its Audit Committee, or the Conflicts Committee of Logistics’ general partnership.

10.	Any Logistics board of directors and committee materials discussing Mr. Yemin’s compensation.

The undersigned hereby authorizes Stephen E. Jenkins, Esq. and Richard D. Heins, Esq. of Ashby & Geddes, Wilmington, DE and their respective partners, associates, employees and any other persons designated by Stephen E. Jenkins  or Richard D. Heins, acting together, singly or in combination, to conduct, as its agents, the inspection and copying requested herein and otherwise act on behalf of the undersigned pursuant to the attached power of attorney.

2 In December 2012, Logistics awarded Mr. Yemin 244,883 common units, which had a grant date fair value of $5,546,600 at $22.65 per unit.

Please advise me as promptly as practicable whether you voluntarily will supply the requested information and, if so, when and where the items demanded above will be made available.
Very truly yours,

CVR ENERGY, INC.

/s/ David L. Lamp

David L. Lamp
President and Chief Executive Officer
SWORN TO AND SUBSCRIBED
Before me this 1st day of March, 2021

/s/ Candace Macha
Notary Public

POWER OF ATTORNEY
KNOW ALL MEN that the undersigned does hereby make, constitute and appoint Stephen E. Jenkins, Esq. and Richard D. Heins, Esq. of Ashby & Geddes, and their respective partners, associates, employees and any other person designated by any of them, their true and lawful attorneys-in-fact and agents for them in their names, places and steads giving unto said attorneys and agents full power and authority to act on their behalf, as stockholders of Delek US Holdings, Inc., to seek the production, and to engage in the inspection and copying, of records and documents of every kind and description.
The undersigned reserves all rights on its part to do any act that said attorneys hereby are authorized to do or perform.  This Power of Attorney may be terminated by each of the undersigned or said attorneys by written notice to the other.
CVR ENERGY INC.

By: /s/ Melissa M. Buhrig
       Name: Melissa M. Buhrig
       Its: Executive Vice President, General Counsel
       & Secretary

SWORN TO AND SUBSCRIBED
Before me this 1st day of March, 2021

/s/ Anny Carvalho
Notary Public